STANDARD COMMERCIAL LEASE AGREEMENT
         (EXISTING BUILDING)
                 1/73                                54,000 SQUARE FEET
                                                     -------------------------
                                                     7707 National Turnpike
                                                     -------------------------
                                                     Louisville, KY  40214
                                                     -------------------------


                                 LEASE AGREEMENT

STATE OF      KENTUCKY
- ----------------------------
COUNTY OF     JEFFERSON
- ----------------------------
   This Lease Agreement, made and entered into by and between

C-S-K Louisville, a Texas general Partnership, d/b/a Louisville
Industrial Center
hereinafter referred to as "Landlord," and

Double Envelope Corporation, a Virginia Corporation hereinafter referred to as "Tenant";

                                 WITNESSETH:

     1. PREMISES AND TERM. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to
Tenant, and Tenant hereby takes from Landlord certain premises situated within the County of Jefferson, State of Kentucky, more particularly described
                     ---------           --------
as follows:
Approximately 54,000 S.F. of office and warehouse space located in the northern portion of Building #5 containing approximately 172,800 S.F. located within the former Louisville Army Depot in Jefferson County, Kentucky, and more commonly known as 7707 National Turnpike, Louisville, Kentucky, 40214. See attached Exhibit "A".

together with all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining to the said premises and together with the buildings and other improvements erected upon said premises (the said real property and the buildings and improvements thereon being hereinafter referred to as the "premises").

     To Have and to Hold the same for a term commencing on April 1, 1980 and
                                                           -------------
ending One hundred twenty (120) months thereafter (subject, however, to the
       ------------------------
renewal option granted Tenant as hereinafter provided for). Tenant acknowledges that it has inspected the premises and accepts the premises, and the buildings and improvements thereon, in their present condition as suitable for the purpose for which the premises are leased and further acknowledges that no representations as to the repair of the premises nor promises to alter, remodel or improve the premises have been made by Landlord, unless such are expressly set forth in this lease. If this lease is executed before the premises become vacant or otherwise available and ready for occupancy, or if any present tenant or occupant of the premises holds over, and Landlord cannot acquire possession of the premises prior to the date above recited as the commencement date of this lease, Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the premises at such time as Landlord is able to tender the same; and Landlord hereby waives payment of rent covering any period prior to the tendering of possession to Tenant hereunder. *See Items 1 & 5 of Addendum.

     2. RENT.  Tenant agrees to pay to Landlord rent, without deduction or set off, for the entire term hereof for said premises at the rate of See Item
                                                                     ---------
1 (A) of Addendum
- -------------------------------------------------- Dollars ($ ---------------)
per month. One such monthly installment shall be due and payable on the commencement date recited above, and a like monthly installment shall be due and payable without demand on or before the same day of each succeeding month during the hereby demised term; provided that if the said commencement date should be a date other than the first day of a calendar month, there shall be due and payable on the said commencement date as rent for the balance of the calendar month during which the said commencement date shall fall a sum equal to that proportion of the rent for a full month as herein provided which the number of days from the said commencement date to the end of the calendar month during which the said commencement date shall fall bears to the total number of days in such month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the hereby demised term as first above provided.  In
addition, Tenant agrees to deposit with Landlord on the date hereof the sum of NONE
   --------------------------------------- Dollars ($ ----------- ), which
                                                     -------------
sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of rent and any other damage, injury, expense or liability caused by such event of default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant upon termination of this lease.

     3. USE. The demised premises shall be used only for the purpose of receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in, upon, or connected with the premises, all at Tenant's sole expense. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant will not permit the premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous. See Item 2 of Addendum.
                                                   -----------------------

     4.  TAXES.
     A. Subject to the provisions of subparagraph B below, Landlord agrees to pay before they become delinquent all taxes (both general and special), assessments or governmental charges (hereinafter collectively referred to as "taxes") lawfully levied or assessed against the premises or any part thereof; provided, however, Landlord may, at its sole cost and expense (in its own name or in the name of both, as it may deem appropriate) dispute and contest the same, and in such case, such disputed item need not be paid until finally adjudged to be valid. At the conclusion of such contest, Landlord shall pay the items contested to the extent that they are held valid, together with all items, court costs, interest and penalties relating thereto.

     B. The maximum amount of taxes levied or assessed against the premises during any one real estate tax year to be paid by Landlord shall be those
                                                                    --------
taxes assessed in calendar year 1974.
- -------------------------------------------------------------------------------
- --------------------------------------- .  If in any real estate tax year during the term hereof or any renewal or extension the taxes levied or assessed against the premises for such tax year shall exceed the sum as calculated in the preceding sentence, Tenant shall pay to Landlord upon demand the amount of such excess. In the event the premises constitute a portion of a multiple occupancy building, Tenant agrees to pay to Landlord upon demand the amount of Tenant's proportionate share of such excess (with respect to taxes lawfully levied or assessed against the building and the grounds, parking areas, driveways and alleys around the said building), such share to be calculated on the basis of space occupied by Tenant as compared to the entire space contained in the building. The failure to pay such excess or pro-may be, upon demand shall be treated hereunder in the same manner as a default in the payment of rent hereunder when due. Any payment to be made pursuant to this subparagraph B with respect to the real estate tax year in which this lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full tax year, as that part of such tax year covered by the term of this lease bears to a full tax year. Tenant shall have the right, at its option, to contest any taxes, assessments, or governmental charges levied or assessed against the premises.

     C. If at any time during the term of this lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, levies or charges levied, assessed or imposed on real estate and the improvements thereon there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

     5. LANDLORD'S REPAIRS. Landlord shall at his own cost and expense maintain in good condition the roof, foundation and the structural soundness of the exterior walls and interior fire walls of the building in good repair, reasonable wear and tear excepted. Tenant shall repair and pay for damages to premises caused by negligence of Tenant, or Tenant's employees, agents or invitees. The term "walls" as used herein shall not include windows, glass or plate glass, doors. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability hereunder shall be limited to the cost of such repairs or curing such defect. *See Item 3 of Addendum.

     6. TENANT'S REPAIRS. Tenant shall at its own cost and expense keep all other parts of the premises, including but not limited to, windows, glass and plate glass, doors, (any special store front), interior walls and finish work, floors and floor covering, gutters, heating and office air-conditioning systems, dock boards, plumbing work and fixtures, and shall take good care of the premises and its fixtures and suffer no waste. Tenant shall keep the parking areas, driveways and alleys and the whole of the premises in a clean and sanitary condition. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by items set forth under the extended coverage provisions of Landlord's fire insurance policy.

     7. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the premises without the prior written consent of the Landlord which consent shall not be unreasonably withheld. Tenant may, without the consent of the landlord, but at its own cost and expense and in a good workmanlike manner make such minor alterations, additions or improvements or erect, remove or alter such partitions, or erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging such building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations, and other requirements. *See Item 4 of Addendum.

     8. SIGNS. Tenant shall have the right to install additional signs upon the exterior of said buildings only when first approved in writing by Landlord and subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all such signs at the termination of this lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the building and other improvements.

     9. INSPECTION. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the premises at any time during reasonable business hours, for the purpose of ascertaining the condition of the premises or in order to make such repairs as may be required to be made by Landlord under the terms of this lease. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the premises at any time during reasonable business hours for the purpose of showing the premises and shall have the right to erect on the premises a suitable sign indicating the premises are available.

     10. UTILITIES. Landlord agrees to provide at its cost water, electricity and telephone service connections into the premises; but Tenant shall pay all charges incurred for any utility services used on or from the premises and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes. Landlord shall in no event be liable for any interruption or failure of utility services on the premises.

     11. ASSIGNMENT AND SUBLETTING. Tenant shall not have the right to assign this lease or to sublet the whole or any part of the premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all its other obligations under the terms, provisions and covenants of this lease. Upon the occurrence of an "event of default" as hereinafter defined, if the premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to it by Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations hereunder. Landlord shall have the right to assign any of its rights under this lease.

     12.  FIRE AND CASUALTY DAMAGE.
     A. If the buildings situated on the premises should be damaged or destroyed by fire, tornado, or other casualty, Tenant shall give immediate written notice thereof to Landlord.

     B. If the buildings situated on the premises should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged that rebuilding or repairs cannot be completed within one hundred twenty
(120) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective upon the date of the occurrence of such damage.

     C. If the buildings situated on the premises should be damaged by fire, tornado or other casualty, but only to such extent that rebuilding or repairs can be completed within one hundred twenty (120) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall not terminate, but Landlord shall at its sole cost and expense proceed with reasonable diligence to rebuild and repair such buildings, to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures and other improvements which may have been placed on the premises by Tenant. If the premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred twenty (120) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and determine.

     D. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this lease by delivering written notice of termination to Tenant, whereupon all rights and obligations hereunder shall cease and determine.

     E. Any insurance which may be carried by Landlord or Tenant against loss or damage to the buildings and other improvements situated on the premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

     F. Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage casualties covered by the insurance maintained hereunder, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. Each of landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof, and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

on the premises in an amount not more than eighty per cent (80%) of the replacement cost thereof.

     13. LIABILITY. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the premises, caused by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the premises under express or implied invitation of Tenant, or caused by the buildings and improvements located on the premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the premises, or due to any cause whatsoever, and Tenant agrees to indemnify Landlord and hold it harmless from any loss, expense or claims, including attorneys' fees, arising out of any such damage or injury; except that any injury to person or damage to property caused by the negligence of Landlord or by the failure of Landlord to repair and maintain that part of the premises which Landlord is obligated to repair and maintain after the receipt of written notice from Tenant of needed repairs or of defects shall be the liability of Landlord and not of Tenant, and Landlord agrees to indemnify Tenant and hold it harmless from any and all loss, expense or claims, including attorneys' fees, arising out of such damage or injury. Tenant shall procure and maintain throughout the term of this lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with Tenant's use or occupancy of the premises, or by the condition of the premises, the limits of such policy or policies to be in an amount not less than $100,000 in respect of injuries to or death of any one person, and in an amount not less than $300,000 in respect of any one accident or disaster, and in an amount not less than $50,000 in respect of property damaged or destroyed, and to be written by insurance companies qualified to do business in the state in which the premises are located. Such policies or duly executed certificates of insurance shall be promptly delivered to Landlord and renewals thereof as required shall be delivered to Landlord at least ten (10) days prior to the expiration of the respective policy terms.

     14.  CONDEMNATION.

     A. If the whole or any substantial part of the premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective when the physical taking of said premises shall occur.

     B. If less than a substantial part of the premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this lease shall not terminate, but the rent payable hereunder during the unexpired portion of this lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

     C. In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings.

     15. HOLDING OVER. Should Tenant, or any of its successors in interest, hold over the premises, or any part thereof, after the expiration of the term of this lease, unless otherwise agreed in writing, such holding over shall constitute and be construed as tenancy from month to month only, at a rental equal to the rental payable for the last month of the term of this lease plus twenty per cent (20%) of such amount. The inclusion of the preceding sentence shall not be construed as Landlord's permission for Tenant to hold over.

     16. QUIET ENJOYMENT. Landlord covenants that it now has, or will acquire before Tenant takes possession of the premises, good title to the premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. In the event this lease is a sublease, then Tenant agrees to take the premises subject to the provisions of the prior leases. Landlord represents and warrants that it has full right and authority to enter into this lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this lease.

     17. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this lease:

             (a) Tenant shall fail to pay any installment of the rent hereby reserved when due, and such failure shall continue for a period of Thirty
     (30) days from the date such installment was due.

             (b) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

             (c) Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

             (d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

             (e) Tenant shall desert or vacate any substantial portion of the premises.

             (f) Tenant shall fail to comply with any term, provision or covenant of this lease (other than the foregoing in this Paragraph 17), and shall not cure such failure with Thirty (30) days after written notice thereof to Tenant.

     18. REMEDIES. Upon the occurrence of any such events of default described in Paragraph 17 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

             (a) Terminate this lease, in which event Tenant shall immediately surrender the premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the premises and expel or remove Tenant and any other person who may be occupying such premises or any part thereof, and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise.

             (b) Enter upon and take possession of the premises and expel or remove Tenant and any other person who may be occupying such premises or any part thereof, and relet the premises and receive the rent therefor; and Tenant agrees to pay to the Landlord on demand any deficiency that may arise by reason of such reletting.


             (c) Enter upon the premises and do whatever Tenant is obligated to do under the terms of this lease: and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

In the event Tenant fails to pay any installment of rent hereunder as and when such installment is due, Tenant shall pay to Landlord on demand a late charge in an amount equal to five per cent (5%) of such installment; and the failure to pay such amount within ten (10) days after demand therefor shall be an event of
default hereunder.   The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

     Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorney's fees. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed an acceptance of the surrender of the premises and no agreement to accept a surrender of said premises shall be valid unless in writing signed by Landlord. The receipt by Landlord of rent with knowledge of the breach of any covenant or other provision contained in this lease shall not be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained herein.

     19. LANDORD'S LIEN. Landlord's lien shall be limited to any statutory lien for rent in Landlord's favor.

     20. MORTGAGES. Tenant accepts this lease subject and subordinate to any Landord's\mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the premises or the improvements situated thereon. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this lease to the lien of any such mortgage. With respect to any mortgage(s) and/or deed(s) of trust at any time hereafter created which constitute a lien or charge upon the leased premises or the improvements situated thereon, Landlord at its sole option shall have the right to waive the applicability of this paragraph so that this lease would not be subject and subordinate to such mortgage(s) or the deed(s) of trust.

     21. LANDLORD'S DEFAULT. In the event Landlord should become in default in any payments due on any such mortgage described in Paragraph 20 hereof or in the payment of taxes or any other items which might become a lien upon the premises and which Tenant is not obligated to pay under the terms and provisions of this lease, Tenant is authorized and empowered after giving Landlord five (5) days' prior written notice of such default and Landlord fails to cure such default, to pay any such items for and on behalf of Landlord, and the amount of any item so paid by Tenant for or on behalf of Landlord, together with any interest or penalty required to be paid in connection therewith, shall be payable on demand by Landlord to Tenant; provided, however, that Tenant shall not be authorized and empowered to make any payment under the terms of this Paragraph 21, unless the item paid shall be superior to Tenant's interest hereunder. In the event Tenant pays any mortgage debt in full, in accordance with this paragraph, it shall, at its election, be entitled to the mortgage security by assignment of subrogation.

     22. MECHANIC'S LIENS. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the premises on which any lien is or can be validly and legally asserted against its leasehold interest in the premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the rights, titles and interest of the Landlord in the premises or under the terms of this lease.

     23. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

             A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

             B. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

             C. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

     LANDLORD                                TENANT

     C-S-K Louisville, a Partnership            Double Envelope Corporation
     ----------------------------------      -----------------------------------

     % Trammell Crow Company                    P.O. Box 6
     ----------------------------------      -----------------------------------

     2001 Bryan Street                          Fairdale, Kentucky  40118
     ----------------------------------      -----------------------------------

     Dallas,  Texas  75201
     ----------------------------------      -----------------------------------

If and when included within the term "Landlord," as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant," as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

     24.  MISCELLANEOUS

     A. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

     B. The terms, provisions and covenants and conditions contained in this lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided.

     C. The captions are inserted in this lease for convenience only and in no way define, limit, or describe the scope or intent of this lease, or any provision hereof, nor in any way affect the interpretation of this lease.

     D. Tenant agrees, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this lease is in full force and effect, the date to which rent has been paid, the unexpired term of this lease and such other matters pertaining to this lease as may be reasonably requested by Landlord.

     E. This lease may not be altered, changed or amended except by an instrument in writing signed by Landlord and Tenant.

     25.  SPECIAL PROVISIONS.
                                See attached Item 25A and Addendum

     EXECUTED  the            day of            ,
                   -----------      ------------ --------

Attest/Witness                     C-S-K Louisville, a Texas general Partnership
                                   ---------------------------------------------

                                   By:
- -----------------------------         ------------------------------------------

Title:                                Title  Robert E Kresko, Partner
      -----------------------                -----------------------------------

                                   LANDLORD

Attest/Witness                     Double Envelope Corporation
             ----------------      ---------------------------------------------

                                   By: /s/ Robert L. Mertz
                                      ------------------------------------------

Title                                   Title  General Manager

                                   TENANT

25.A While this lease is in full force and effect, provided that Tenant is not in default of any of the terms, covenants and conditions thereof, Tenant shall have the right or option to extend the original term of this lease for one further term of sixty (60) months. Such extension or renewal of the original terms shall be on the same terms, covenants and conditions as provided for in the original term except that the rental during the extended term shall be at the fair market rental then in effect on equivalent properties, of equivalent size, in equivalent areas. Notice of Tenant's intention to exercise the option must be given to Landlord in writing not less than 120 days nor more than 180 days prior to the expiration of the original term of this lease.

                        ADDENDUM TO LEASE DATED APRIL 1, 1980
                      BETWEEN C-S-K LOUISVILLE d/b/a LOUISVILLE
                  INDUSTRIAL CENTER AND DOUBLE ENVELOPE CORPORATION


1. The term "premises" referred to in paragraph 1 shall also include that portion of the private rail spur serving the leased area, parking areas, driveways, transformer vault, solvent storage vault, air compressor room, loading docks and dock levelers located on said premises as shown on Exhibit A attached hereto.

1A. Tenant agrees to pay to Landlord rent, without deduction or setoff, for the entire term hereof for said premises as follows:

         For the Sixty (60) month period commencing on April 1, 1980, and ending Sixty (60) months thereafter the monthly rent shall be Four Thousand Three Hundred Twenty and no/100ths ($4,320.00) Dollars per month. For the period beginning April 1, 1985, and ending Sixty (60) months thereafter the monthly rental shall be Four Thousand Eight Hundred Sixty and no/100ths ($4,860.00) Dollars per month.

2. With reference to paragraph 3 of this lease, Landlord hereby acknowledges that Tenant receives, stores and handles printing inks and solvents and Landlord hereby consents to the handling of such material by Tenant. Landlord hereby acknowledges that the Tenant's present purposes and uses of the premises do not render the insurance thereon void or the insurance risk more hazardous. Tenant agrees to utilize the storage vault for bulk storage of said printing inks and solvents and shall have the right to utilize the said printing inks and solvents in the conduct of its business.

3. With reference to paragraph 5 of this lease, Landlord shall at its own cost and expense maintain in good condition and repair the private rail spur serving the leased area, driveways, lawn and landscape, water (fire) sprinkler system, foundations, exterior walls, roof, floor and structural parts appurtenant to the foregoing (both interior and exterior). Tenant shall at its own expense maintain in good operating condition the two 5 ton air conditioning units which Tenant installed in the present office area located on premises. Landlord also agrees to continue the existing 24 hour electronic fire watch monitoring of the leased premises and 24 hour entrance gate security. In addition, Landlord will provide night watch security at the Louisville Industrial Center (of which the leased premises are a part) during hours determined by Landlord. Tenant shall have the right to use the private rail siding serving the leased premises subject to the customary switching practices of the L & N Railroad and subject to the right of other tenants in the building to use the siding and Landlord will cooperate with Tenant to see that Tenant's use of the railroad siding is not interrupted.

4. With regard to paragraph 7, Tenant has installed and shall have the right to install such fixtures and equipment in, upon, and about the leased premises as Tenant may deem desirable. All fixtures and equipment which have been placed and which will be placed in, upon, or about the leased premises by the Tenant shall always remain the property of the Tenant, irrespective of the manner in which the same may be affixed or attached to the leased premises and the Tenant shall have the right to remove same when vacating the premises or at any time and from time to time during the term of this lease. Tenant agrees to repair any damage caused to the leased premises by reason of the removal of such fixtures and equipment. Landlord acknowledges that Tenant installed the air conditioning equipment and system and central vacuum system and plastic piping (including (2) 30 HP motors) on the leased premises and said air conditioning equipment and system and central vacuum system and piping shall always remain the property of Tenant (except the two 5 ton air conditioning units located in Tenant's office area), irrespective of the manner in which said air conditioning units are affixed or attached to the leased premises, and the Tenant shall have the right to remove any or all of the air conditioning equipment and system and vacuum system (except for the two 5 ton units in the office area) when vacating the premises or at any time and from time to time during the term of this lease. Tenant agrees to pay any damage caused to the leased premises by reason of the removal of such air conditioning equipment and vacuum system. If the Tenant elects not to remove said air conditioning equipment and system, Landlord acknowledges that it is bound and obligated by the agreement previously in effect between Tenant and Louisville Space Center, Inc. whereby Louisville Space Center, Inc. agreed to pay to Tenant the undepreciated value of said air conditioning equipment and system as shown on Tenant's books and records in the event Tenant elects to move from the premises or cease operations. The undepreciated value of said air conditioning equipment and system as of March 15, 1980, is $4,585.90 and the undepreciated value of the air conditioning equipment and system on March 15, 1981, will be zero. The two 5 ton air conditioning units which Tenant installed in Tenant's office area shall become an improvement to the leased premises and the property of Landlord, provided however, Tenant shall have the exclusive use of the two
    5 ton air conditioning units during the term of this lease and any extension hereof.

5. With regard to paragraph 1 of this lease, Landlord agrees that if at any time during the term of this lease any governmental authority having jurisdiction over the leased premises lawfully requires any addition, change or alteration in, the structural parts of the premises (roofs, walls, and foundations), Landlord shall pay the first $5,000.00 of such cost and if the cost exceeds that sum, Tenant shall pay the next $5,000.00 of such cost. In the event such cost exceeds $10,000.00, Landlord may elect to: 1) move Tenant at the sole cost of Tenant to a comparable space in the Louisville Industrial Center at a comparable rental rate charged other occupants for comparable space or, 2) cancel this lease upon 120 days written notice to Tenant. In the event the cost of such addition, change or alteration exceeds $10,000.00, Tenant may elect to terminate this lease upon 120 days notice to Landlord in the event Landlord does not make such addition, change or alteration or Landlord elects to move Tenant to comparable space. However, any addition, change or alteration required as a result of the Tenant's use of the premises shall be the sole responsibility of Tenant.

6. The Landlord represents to the Tenant that it may incur additional costs (meaning costs in excess of the total expenditures made during the 12 month period immediately preceding the date of this lease) during the term of this lease in providing 24 hour entrance gate security, snow removal, night watch security and lawn and landscape services to the Tenant. In consideration of the Landlord's agreement to continue to provide these services during the term of this lease, the Tenant agrees to pay its proportionate share (which shall mean a fraction, the numerator of which is the space contained in the leased premises and the denominator of which is the entire space contained in the former Louisville Army Depot and any additions thereto known as 7707 National Turnpike, Louisville, Kentucky) of additional expenses actually incurred by Landlord in an amount not to exceed $1,000 in each 12 month period following the execution date (April
    1st) of this lease, payable at the end of said 12 month periods upon receipt from Landlord of adequate proof of additional expenditures during said 12 month period.

    C-S-K LOUISVILLE, A TEXAS          DOUBLE ENVELOPE CORPORATION
    GENERAL PARTNERSHIP, d/b/a
    LOUISVILLE INDUSTRIAL CENTER


    By_____________________________    By  /s/ Robert L. Metz
                                          -------------------
                                            General Manager

[graphics]

LOUISVILLE INDUSTRIAL CENTER

Trammell Crow Company
INVESTOR BUILDERS
7601 National Turnpike
Louisville, Kentucky 40214
Telephone 502/361-0101




Approximately 54,000 S.F. of office and warehouse space located in the northern portion of Building #5 containing approximately 172,800 S.F. located within the former Louisville Army Depot in Jefferson County, Kentucky, and more commonly known as 7707 National Turnpike, Louisville, Kentucky, 40214. Said space is outlined in red.

                                     AMENDMENT I

AMENDMENT I, to be attached to and form a part of Lease Agreement (which together with any amendments, modifications and extensions thereof is hereinafter called the "Lease"), dated 1 April 1980,

           BETWEEN:

C-S-K Louisville, A Texas Limited Partnership, d/b/a Louisville Industrial Center,

    hereinafter referred to as "LANDLORD", and

Double Envelope Corporation, a Virginia Corporation,

    hereinafter referred to as "TENANT"

concerning the premises described as follows:

    Approximately 54,000 square feet of office/warehouse space located in Building #5 of the Louisville Industrial Center and more commonly known as 7707 National Turnpike, Louisville, Kentucky 40214.

WHEREAS, Tenant wishes to amend said Lease Agreement to expand as follows:

1. Tenant now wishes to expand the premises of 54,000 square feet taking an additional 14,400 square feet located contiguous to the original 54,000 square feet, for a total of 68,400 square feet. The total premises shall herein be as displayed in Exhibit "C".

2. The additional 14,400 square feet of space will become a part of the original 54,000 square feet of space on 1 April 1990.

Witnesseth that the Lease, along with this Amendment I and any other amendments, and modifications is hereby renewed and extended for a further term of sixty
(60) months to commence on 1 April 1990 and to expire on 31 March 1995, on condition that Landlord and Tenant comply with all the provisions of the covenants and agreements contained in the Lease, except:

1. The monthly rent shall be Seven Thousand One Hundred Twenty-Five and 00/100th dollars ($7,125.00) for the entire term.

2. All other terms and conditions of the original Lease dated 1 April 1980, shall remain the same, except for "Special Provision 25A", which is hereby replaced by the following:

                                   OPTION TO RENEW

While this Lease is in full force and effect, provided that Tenant has never been in substantial default of any of the terms, covenants, and conditions thereof, Tenant shall have the option or right to extend the term of this Lease for a further term of sixty (60) months, such term to commence on 1 April 1995 and to expire on 31 March 2000. Notice of Tenant's intention to exercise the option must be given to Landlord in writing not less than 120 days nor more than 180 days prior to March 31, 1995. Such extension or renewal of the term shall be on the same terms, covenants, and conditions as provided for in the original term except for the following:

1. The monthly rent for the entire term shall be Eight Thousand Nine Hundred Forty-Nine and 00/100th dollars ($8,949.00).

2. "Paragraph 6" in the Addendum to Lease dated April 1, 1980 between C-S-K Louisville d/b/a Louisville Industrial Center and Double Envelope Corporation shall be modified to read as follows:

    The Landlord represents to the Tenant that it may incur additional costs during the renewal term of this Lease in providing 24 hour entrance gate security, snow removal, night watch security, and lawn and landscape services to the Tenant. In consideration of the Landlord's agreement to continue to provide these services during the renewal term of the Lease, the Tenant agrees to pay its proportionate share (which shall mean a fraction, the numerator of which is the space contained in the leased premises and the denominator of which is the entire space contained in the former Louisville Army Depot and any additions thereto known as 7707 National Turnpike, Louisville Kentucky) of additional expenses actually incurred by Landlord in an amount not to exceed $4,000.00 in each 12-month period following the effective date April 1, 1995 of the option to renew pursuant to the Amendment I to the Lease Agreement, payable at the end of said 12-month period upon receipt from Landlord of adequate proof of additional expenditures during said

    12-month period, provided, however, that said $4,000.00 limit in each 12-month period shall be allowed to escalate given the following conditions:

a) In the event that the Consumer Price Index for the Base Year (the term "Base Year" herein means the 1995 calendar year) shall be less than the Consumer Price Index for any Comparison Year (the term "Comparison Year" means each calendar year after the Base Year through and including the year in which the term of this lease expires), the $4,000.00 limit shall be increased to a new limit by multiplying $4,000.00 by the percentage of increase by which the Consumer Price Index in such Comparison Year exceeds the Consumer Price Index in the Base Year.

b) For the purposes of this lease, the term "Consumer Price Index" means the Consumer Price Index - United States All Items For All Urban Consumers published by the Bureau of Labor Statistics of the Department of Labor (Base Year = 1967). The Consumer Price Index for the Base Year or any Comparison Year shall be determined by averaging the monthly indices for that year.

Landlord may deliver to Tenant its estimate (or revised estimate) of such additional amounts payable under this Paragraph for the then current calendar year. On or before the first day of the next month following the computation hereafter, Tenant shall pay to Landlord as additional rent on the next month's rent such amount, as Landlord shall reasonably determine, as is necessary to bring and keep Tenant current.

In the manner in which such Consumer Price Index as determined by the Bureau of Labor Statistics shall be substantially revised, an adjustment shall be made in such revised index, which would produce results equivalent, as nearly as possible, to those which would have been obtained if the Consumer Price Index had not been so revised. If the Consumer Price Index shall become unavailable to the public because publication is discontinued, or otherwise, Landlord will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index shall be available, then a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication.

WITNESS WHEREOF, the parties hereto have signed this Amendment I this 7th day of Nov., 1989.

DOUBLE ENVELOPE CORPORATION     C-S-K LOUISVILLE,
a Virginia Corporation          A Texas Limited Partnership

By: /s/ illegible               By: /s/ Donald E. Dennis, Jr.
    ----------------------          -------------------------------------------
Title:  General Manager         Title:  Donald E. Dennis, Jr., Authorized Agent
        ------------------              ---------------------------------------
                                         -4-

                                     AMENDMENT II

AMENDMENT II, to be attached to and form a part of Lease Agreement dated 1 April 1980 and Amendment I dated 7 November 1989 (which together with any amendments, modifications and extensions thereof is hereinafter referred to as "Lease Agreement"),

    BETWEEN:

C-S-K Louisville, a Texas limited partnership,

    hereinafter referred to as "LESSOR", and

NATIONAL FIBERSTOK CORPORATION, A DELAWARE CORPORATION, dba Double Envelope Company

    hereinafter referred to as "LESSEE",

concerning the premises described as follows:

    Approximately 68,400 S.F. of office/warehouse space, which shall herein be deemed to be as displayed in Exhibit A-2, within Building Five of the Louisville Industrial Center located at 7603 National Turnpike, Louisville, Kentucky 40214, situated on real property described on Exhibit B-2.

WHEREAS, Lessor and Lessee desire to extend the term of said Lease Agreement;

Now, THEREFORE, in consideration of the mutual covenants herein set forth and other good and valuable consideration, Lessor and Lessee hereby amend said Lease Agreement to read as follows:

1. REFERENCE PARAGRAPH 1, PREMISES AND TERM: The term of the Lease is hereby renewed and extended for a term of sixty (60) months to commence on April 1, 1995 ("Commencement Date") and March 31, 2000.

2. REFERENCE PARAGRAPH 2A, BASE RENT: During the extended term, commencing on the Commencement Date, Tenant agrees to pay Landlord for the leased premises, in advance, without demand $8,949.00 per month for base rent.

    The amount of the monthly rental and initial monthly escrow payments are as follows:

    (1) Base rent as set forth in Paragraph 2         $8,949.00
    (2) Tax Escrow Payment                            $  285.00
    (3) Insurance Escrow Payment                      $  114.00
    (4) Utility Charge                                $  ----
    (5) Common Area Charge                            $  333.33*
    (6) Security Services                             $  ----
    (7) Other                                         $  142.50
         Monthly Payment Total                        $9,823.83

    * This amount represents the $4,000.00 annual cap on common area charges as per Option to Renew Provision contained in Amendment I dated 7 November 1989.

3. The Tenant shall accept the premises for the renewal term on an "as is" basis.

4. REFERENCE ARTICLE 5, "LESSEE'S REPAIRS". The Lessee at the Lessee's expense, shall comply with all laws and ordinances, and all rules and regulations of all governmental authorities and of all insurance bodies at any time in force, applicable to the Premises or to the Lessee's specific use thereof, except that the Lessee shall not hereby be under any obligation to comply with any law, ordinance, rule or regulation requiring any structural alteration of or in connection with the Premises, unless such

                                     AMENDMENT II

    alteration is required by reason of a condition which has been created by, or at the instance of, the Lessee, or is required by reason of a breach of any of the Lessee's covenant's and agreements hereunder.

5. HAZARDOUS SUBSTANCES. Lessee shall not bring or permit to remain on the Premises any asbestos, petroleum or petroleum products, explosives, toxic materials, or substances defined as hazardous wastes, hazardous materials, or hazardous substances under any federal, state, or local law or regulation ("Hazardous Materials"), except ordinary office products used on the Premises and stored in the usual and customary manner and quantities. Lessee shall not install or operate any underground storage tanks on or under the Premises. Lessee's violation of the foregoing prohibitions shall constitute a material breach and default hereunder and Lessee shall indemnify, hold harmless and defend (by counsel acceptable to Lessor) Lessor, and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their respective successors and assigns, from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorney fees and court costs) caused by or arising out of (i) a violation of the foregoing prohibition or (ii) the presence of any Hazardous Materials on, under, or about the Premises or other properties resulting from Lessee's introduction of hazardous materials onto the Premises. Lessee, at its sole cost and expense, shall clean up, remove, remediate and repair any soil or groundwater contamination and damage resulting from Lessee's introduction of hazardous materials onto the Premises during the term of the Lease in conformance with the requirements of applicable law. Neither the written consent of Lessor to the presence of the Hazardous Materials nor Lessee's compliance with all laws applicable to such Hazardous Materials shall relieve Lessee of its indemnification obligation under this Lease. Lessee shall immediately give Lessor written notice (i) of any suspected breach of this paragraph, (ii) upon learning of the presence of any release of any Hazardous Materials, or (iii) upon receiving any notices from governmental agencies pertaining to Hazardous Materials which may affect the Premises, Lessor shall have the right from time to time, but not the obligation, to enter upon the Premises to conduct such inspections and undertake such sampling and testing activities as Lessor deems necessary or desirable to determine whether Lessee is in compliance with this provision. Lessor agrees to pay all costs and expenses for pre-existing conditions or conditions caused by Lessor. The obligations of Lessee hereunder shall survive the expiration of earlier termination, for any reason, of this Lease.

6. ENTIRE AGREEMENT: This Lease contains the entire agreement between the parties, and no agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly signed by both parties. Landlord and Tenant acknowledge that there are no representations, either oral or written, between them other than those in this Lease.

All other terms of the original Lease Agreement dated 1 April 1980 and Amendment I dated 7 November 1989 shall remain the same.

IN WITNESS WHEREOF, the parties hereto have signed this Amendment II this ____ day of ____________, 1994.

LESSEE:                                LESSOR:

National Fiberstok Corporation,        Trammell Crow Asset Services, Inc.
a Delaware corporation                 a Delaware corporation,
dba Double Envelope Company            Agent for C-S-K Louisville,
                                       a Texas limited partnership

By:                                    By:
    --------------------------------      --------------------------------------

Title:                                 Title:  Jon T. Seiz, Vice President
      ------------------------------         -----------------------------------

Witness:                               Witness:
        ----------------------------           ---------------------------------

                                     Exhibit A-2
                             LOUISVILLE INDUSTRIAL CENTER

Approximately 68,400 S.F. of office/warehouse space within Building Five of the Louisville Industrial Center located at 7603 National Turnpike, Louisville, Kentucky 40214, situated on real property described on Exhibit B-2.

                                     EXHIBIT B-2

BEGINNING at a point in the center line of Old National Turnpike, said point begin the most westerly point of the land herein described and southward 132.00 feet from the center of the bridge over North Ditch; thence leaving the center line of said turnpike and with the boundary of 162.70 acres declared excess to War Assets Administration, February, 1947, said boundary being 2.0 feet outside of and parallel to the security fence N 28 degrees 02' 18" E 760.28 feet, passing a stake at 32.78 feet; thence 2.0 feet north of and parallel to the security fence N 77 degrees 59' 20" E 2351.06 feet, N 26 degrees 07' 15" E
255.68 feet, paralleling the security fence and being 2.0 feet northward or westward therefrom, to a point which is 270.1 feet from and normal to the centerline of the Louisville and Nashville Railroad northbound main track and on a line established by the prolongation of a fence line N 12 degrees 01' 18" W 1894.50 feet to the centerline of said ditch, N 67 degrees 58' 42" E 266.04 feet to a point on the west right of way line of the Louisville and Nashville Railroad, said point being 38.0 feet from normal to the centerline of the northbound main track; thence with the said right of way, S 12 degrees 01' 18" E
829.60 feet, passing a stake at 190.60 feet, N 42 degrees 01' 18" W 13.0 feet to a point 44.5 feet from and normal to the centerline of the northbound main track; thence continuing with the said right of way 44.5 feet from and parallel to the centerline, S 12 degrees 01' 18" E 4117.80 feet; thence S 77 degrees 58' 42" W 3.50 feet to a point 43.0 feet from and normal to the centerline of the northbound main track; thence continuing with the said right of way 48.0 feet from and parallel to the centerline, S 12 degrees 01' 18" E 1697.60 feet to a point in the boundary of the 142.0 acres declared excess to General Service Administration, 10 October, 1961; thence with said boundary, S 79 degrees 01' w
725.60 feet to a point being 40.00 feet south of the south edge of "D" Street and 40.00 feet east of the east edge of Fifth Street; thence 40.00 feet East of and parallel to said east edge, S 12 degrees 01' 18" E 180.00 feet to a point; thence with a line 87.5 feet North of and parallel to the North end of Warehouse No. 10, S 78 degrees 01' W 180.00 feet, to a point 40.00 feet South of the south edge of "D" Street; thence 40.00 feet South of and parallel to said south edge, S 78 degrees 01' W 605.15 feet, to a point 60 feet West of the west edge of Second Street; thence 60 feet West of and parallel to said West edge, N 12 degrees 01' 12" W 2282.66 feet, to a point; thence S 78 degrees 01' W 161.50 feet, N 12 degrees 01' 13" W 188.85 feet, to a point 8.00 feet South of the existing fence South of the entrance road; thence 8.00 feet South of and parallel to the said existing fence, S 78 degrees 01' W 726.78 feet to a point in the centerline of Old National Turnpike Road; thence with the centerline of said turnpike, N 17 degrees 14' 30" W 929.68 feet, N 38 degrees 11' 18" W 569.25 feet to the point of beginning, containing 256.17 acres, more or less.

EXCEPTING THEREFROM so much of said property as was conveyed to THE LOUISVILLE AND NASHVILLE RAILROAD COMPANY by Deed dated August 16, 1972, and recorded December 13, 1972, in Deed Book 4580, Page 171, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.

Being the remainder of the same property acquired by LOUISVILLE SPACE CENTER, INC. under Deed from THE UNITED STATES OF AMERICA by and through the Administrator of General Services dated October 1, 1964, and recorded October 14, 1964, in Deed Book 3924, Page 540, in the Office of the Clerk of the County Court of Jefferson County, Kentucky.